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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)
                     of The Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement

[ ] Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2))Proxy Statement

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                                 SKY WEST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

================================================================================

                                  SKYWEST, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held August 8, 2000
                               ------------------


To the Shareholders of SKYWEST, INC.:

        The Annual Meeting of Shareholders of SkyWest, Inc. (the "Company") will be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on Tuesday, August 8, 2000, at 11:00 a.m (the "Annual Meeting"). The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

        (1) To elect nine members of the Board of Directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

        (2) To amend the Company's Articles of Incorporation to increase the number of shares of the Common Stock of the Company, which the Company is authorized to issue, from 40,000,000 shares to 120,000,000 shares.

        (3)     To approve and adopt the SkyWest, Inc. Executive Stock Incentive
                Plan.

        (4) To approve and adopt the SkyWest, Inc. 2001 Allshare Stock Option Plan.

        (5) To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending March 31, 2001.

        (6)     Such other matters as may properly come before the meeting.

        The Board of Directors has fixed the close of business on June 30, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Eric D. Christensen
                                      Corporate Secretary


DATED:  July 7, 2000


                                    IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                  SKYWEST, INC.
                              444 South River Road
                             St. George, Utah 84790

                               ------------------

                                 PROXY STATEMENT
                               ------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 8, 2000

                             SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of SkyWest, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Tuesday, August 8, 2000, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about July 7, 2000.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                     VOTING

        The Board of Directors has fixed the close of business on June 30, 2000 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 24,784,497 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

        Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the nine director nominees; FOR amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 120,000,000 shares; FOR the adoption of the SkyWest, Inc. Executive Stock Incentive Plan (the "Executive Plan"); FOR the adoption of the SkyWest, Inc. 2001 Allshare Stock Option Plan (the "2001 Allshare Plan"); FOR the ratification of the appointment by the Board of Directors of Arthur Andersen LLP to be the independent auditors of the Company for the fiscal year ending March 31, 2001; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

        The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. The nine nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock, the adoption of the Executive Plan, the adoption of the 2001 Allshare Plan, the ratification of the selection of an independent auditor, and any other matter presented for approval by the shareholders will generally be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

        The Board of Directors will consist of nine directors, all of whom will be elected at the Annual Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to cast one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. Each of the nominees is currently serving as a director. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR DIRECTOR

        The following paragraphs set forth information about each nominee for election as a director.

        JERRY C. ATKIN, 51, joined the Company in July 1974 as Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer. He was elected Chairman in 1991. Prior to employment by the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant. Mr. Atkin is a board member of each of (i) The Regence Group, a medical insurance holding company, and (ii) Zions Bancorporation, a Utah bank holding company. Mr. Atkin has served as a director of the Company since 1974.

        J. RALPH ATKIN, 57, was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. He served as Chairman of the Board of Directors from 1972 to 1991. From 1984 to 1988, he served as Senior Vice President of the Company. From March 1991 to January 1993, he was Director of Business and Economic Development for the State of Utah. He served as Chief Executive Officer of EuroSky, a company organized to explore the feasibility of a regional airline in Austria during 1994 and 1995. Mr. Atkin is an attorney and has been engaged in the private practice of law in St. George, Utah since 1970. Mr. Atkin has served as a director of the Company since 1972.

        SIDNEY J. ATKIN, 65, was elected Vice Chairman in 1988. From 1984 to 1988, he served as Senior Vice President of the Company. For more than five years, Mr. Atkin has been President of Sugarloaf Corp., a Utah corporation involved in the operation of restaurants and motels. Mr. Atkin has served as a director of the Company since 1973.

        MERVYN K. COX, 63, has been for more than five years an orthodontist engaged in private practice and has also engaged in the development and management of real estate. Mr. Cox has served as a director of the Company since 1974.

        IAN M. CUMMING, 59, is Chairman of Leucadia National Corporation, a diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, banking and lending and manufacturing. He has served as a director of the Company since 1986. Mr. Cumming is also a director of MK Gold Company and Allcity Insurance Company, both of which are public companies. He is Chairman of Barbados Light & Power Co.

        HENRY J. EYRING, 36, was appointed the director of the MBA Program at Brigham Young University in 1998. From 1989 to 1998, he was employed by the Monitor Company, an international management consulting firm based in Cambridge, Massachusetts, and he continues to serve as a consultant to the Monitor Company. He is also a director of Layton Construction, a construction company, and a member of the Board of Trustees of Southern Utah University. Mr. Eyring has served as a director of the Company since 1995.

        STEVEN F. UDVAR-HAZY, 54, is currently President, Director and Chief Executive Officer of International Lease Finance Corporation, a wholly-owned subsidiary of American International Group, Inc., which leases and finances commercial jet aircraft worldwide. Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for 35 years. He has served as a director of the Company since 1986.

        HYRUM W. SMITH, 56, is Vice Chairman of Franklin Covey Co., a publicly-held learning and performance solutions company dedicated to increasing the effectiveness of individuals and organizations. Mr. Smith was the Chief Executive Officer of Franklin Covey Co. from February 1997 to March 1998, a position he also held from April 1991 to September 1996. Mr. Smith was Senior Vice President of Franklin Quest Co. from December 1984 to April 1991. Franklin Covey Co. was formerly known as Franklin Quest Co. prior to its merger with Covey Leadership Center, Inc. in May 1997. Mr. Smith has served as a director of the Company since 1995.

        ROBERT G. SARVER, 38, has served as Chairman of the Board and Chief Executive Officer of California Bank and Trust since October 1995, and Executive Vice President of Zions Bancorporation since October 1998. Mr. Sarver also serves as an executive director of Southwest Value Partners, a real estate investment company, and is a director of Zions Bancorporation, a bank holding company.

MEETINGS AND COMMITTEES.

        During the fiscal year ended March 31, 2000, the Board of Directors held five meetings. All members attended at least 75% of all board meetings and applicable committee meetings. The Board of Directors has a Compensation Committee (the "Compensation Committee") that approves the Company's officers' compensation, except compensation for the Chief Executive Officer, which is approved by the Board of Directors upon recommendation of the Compensation Committee. The Compensation Committee also approves the amount of contributions to the employees' retirement plan and administers the Company's stock option plans. The members of the Compensation Committee are J. Ralph Atkin, Chairman, Hyrum W. Smith, Steven F. Udvar-Hazy and Henry J. Eyring. The Compensation Committee met twice during fiscal 2000. The Board of Directors has an Audit and Finance Committee that reviews the auditor's reports and recommendations and interviews and makes recommendations to the Board of Directors for the selection of the Company's independent auditor. The members of the Audit and Finance Committee are Sidney J. Atkin, Chairman, Ian M. Cumming, Mervyn K. Cox and Robert G. Sarver. The Audit and Finance Committee met twice during fiscal
2000. The Board of Directors has a Nominating Committee which recommends to the Board of Directors nominees for election, as well as Board fees. The Nominating Committee will consider nominees recommended by shareholders submitted in writing to the Committee. The members of the Nominating Committee are Mervyn K. Cox, Chairman, Sidney J. Atkin, Ian M. Cumming and Hyrum W. Smith. The Nominating Committee met once during fiscal 2000.

RELATIONSHIPS. J. Ralph Atkin and Sidney J. Atkin are brothers. Jerry C. Atkin is their nephew.

                               EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, certain information is furnished with respect to the following executive officers of the Company:

        RON B. REBER, 46, has served in various capacities since joining the Company in 1977. He is currently Executive Vice President of the Company and Chief Operating Officer of SkyWest Airlines, Inc., with general responsibility for flight operations, maintenance, customer service, market planning, marketing, revenue control and pricing. He also serves as President of National Parks Transportation, Inc., a wholly-owned subsidiary of the Company.

        BRADFORD R. RICH, 39, joined the Company in 1987 as Corporate Controller. He was previously employed with a public accounting firm and is a certified public accountant. He is currently Executive Vice President, Chief Financial Officer and Treasurer with responsibility for financial accounting, treasury, public reporting, investor relations, internal audit and information technology.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").


                                                                         LONG TERM
                                          ANNUAL COMPENSATION           COMPENSATION
                             -----------------------------------------  ------------
                                                          OTHER ANNUAL    OPTIONS     ALL OTHER
   NAME AND POSITION         YEAR    SALARY    BONUS     COMPENSATION(1)  GRANTED   COMPENSATION(2)
------------------------     ----   --------- --------   -------------  ----------- -------------
Jerry C. Atkin               F00    $289,510  $377,000       $104,277      104,000        $6,749
 Chairman, President and     F99     272,946   436,000         46,503      104,000         3,950
 Chief Executive Officer     F98     242,431   325,652         26,921      105,000         3,221

Ron B. Reber                 F00     180,537   231,000         56,167       42,000         6,749
 Executive Vice President    F99     164,106   239,000         26,609       42,000         3,950
 and Chief Operating Office  F98     143,065   177,823         16,722       38,000         1,817
 of SkyWest Airlines, Inc.

Bradford R. Rich             F00     169,526   219,000         51,833       42,000         6,749
 Executive Vice President    F99     153,336   222,000         24,565       42,000         3,950
 and Chief Financial Office  F98     132,117   162,826         15,332       38,000         1,660

-----------------------

(1) Consists of deferred compensation payments made pursuant to the Executive Deferred Compensation Plan. See "Report of the Compensation
    Committee--Executive Deferred Compensation Plan."

(2) Consists of the Company's contributions to the Company's 401(k) Plan which were allocated to the accounts of the Named Executive Officers in the 1999 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth individual grants of stock options made to the Named Executive Officers during the fiscal year ended March 31, 2000.


                                                                             Potential Realizable
                                                                               Value at Assumed
                                    Percent of                               Annual Rates of Stock
                                       Total                                  Price Appreciation
                                      Options                                  for Option Term
                          Options   Granted in    Exercise     Expiration   -----------------------
  Name                   Granted(1) Fiscal Year     Price         Date           5%         10%
----------------------   ---------  ------------  ----------   ----------   ----------- -----------
Jerry C. Atkin........    104,000       30.6%      $26.188      03/31/09     $1,712,827  $4,340,640
Ron B. Reber..........     42,000       12.4        26.188      03/31/09        691,719   1,752,950
Bradford R. Rich......     42,000       12.4        26.188      03/31/09        691,719   1,752,950

----------------------

(1) All options were granted under the Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan and first become exercisable on April 1, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

        The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on March 31, 2000, and the value realized upon the exercise of options during the fiscal year ended March 31, 2000.

                                                           Number of
                                                          Unexercised        Value of Unexercised
                                                           Options at        In-the-Money Options
                                                           FY-End(#)           at FY-End($)(3)
                            Shares                       -----------------  ----------------------
                          Acquired on       Value        Exercisable(2)/        Exercisable/
         Name             Exercise(#)    Realized($)(1)   Unexercisable         Unexercisable
-----------------------  --------------  -------------   -----------------  ----------------------
Jerry C. Atkin.........         70,000     $1,666,875     105,000/208,000    $3,445,313/$3,308,448
Ron B. Reber...........         25,000        406,863       38,000/84,000      1,246,875/1,336,104
Bradford R. Rich.......              0              0       63,000/84,000      2,042,188/1,336,104

----------------------

(1) Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.

(2) Includes options exercisable within 60 days of the end of the Company's fiscal year.

(3) Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 2000. The price of the Common Stock on March 31, 2000 was $39.125, as reported on the NASDAQ Stock Market/National Market System.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        J. Ralph Atkin served as a Chairman of the Compensation Committee during the fiscal year ended March 31, 2000. Mr. Atkin was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. From 1984 to 1988, Mr. Atkin also served as Senior Vice President of the Company.

DIRECTOR'S COMPENSATION

        All directors, except Jerry C. Atkin, receive a fee of $1,250 for each Board meeting and $600 for each Committee meeting and $18,000 as an annual retainer. The Vice Chairman and Committee Chairmen also receive an additional $1,250 for each meeting. Steven F. Udvar-Hazy receives an additional $6,000 annually.

                      REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 9 hereof shall not be deemed to be incorporated by reference into any such filings.

        The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require the Compensation Committee to include in this Proxy Statement a report from the Compensation Committee addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Jerry C. Atkin, and (c) any relationship between such compensation and the Company's performance.

        The Company's executive compensation program is administered by the Compensation Committee, which is responsible for establishing the policies governing the Company's compensation program and the amount of compensation for each of the Company's executive officers. The Compensation Committee is currently composed of four of the Company's independent directors and has oversight responsibility for all executive compensation and executive benefit programs of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee regularly reviews and approves decisions with respect to compensation of the Company's officers and other employees. The Board of Directors has appointed four of its independent, non-employee members to serve on the Compensation Committee and empowered the committee to:

        o       Recommend to the Board CEO compensation;

        o       Approve all other officers' compensation;

        o Approve Company-wide and officer incentive/bonus plans, and profit sharing/retirement contributions;

        o       Review Company compensation packages as a whole; and

        o       Administer the Company's various stock-based incentive plans.

        EXECUTIVE COMPENSATION POLICIES

        The Company's executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the Company's long-term financial success. The Company seeks to accomplish this goal by providing a compensation program that, in the judgment of the Compensation Committee and senior management:

        o is competitive with compensation programs offered by the Company's primary competitors and by other comparable companies;

        o integrates certain compensation elements with the Company's financial performance by linking an incentive plan to the Company's net income as well as other corporate and operational goals; and

        o links certain compensation elements with an opportunity to own Common Stock so that its executives will have a personal interest in the increase in share value and, as a result, have common interests with the Company's shareholders.

        The Compensation Committee believes that each of these factors is integrally important to the long-term financial success of the Company. In designing and implementing the individual components of the Company's executive compensation program, the Company seeks a balance among these factors that will vary depending on the level of policy-making and operational responsibility of the executive. The Compensation Committee and senior management annually review the structure of the Company's executive compensation program to ensure that these goals are being accomplished.

        EXECUTIVE COMPENSATION PROGRAM

        The components of the Company's current executive compensation program include salary and annual cash incentive bonus awards and long-term incentive plans in the form of stock option plans and deferred compensation plans.

        SALARIES AND CASH INCENTIVE BONUS AWARDS

        The Compensation Committee establishes the salaries and bonus awards for all officers, except the CEO, whose salary and annual bonus award it recommends for approval by the full Board. The salary and bonus award levels are established and adjusted annually based on factors such as competitive trends, annual inflation rates, overall financial performance of the Company and individual performance of the executives. The base salary for the executive officers is generally fixed below industry average levels with the opportunity to receive annual bonuses that would make total compensation comparable. The Company's annual bonus awards to its executive officers, some of which are reflected in the Summary Compensation Table, are based on the financial performance of the Company together with subjective and objective performance criteria.

        At the beginning of each fiscal year, the Compensation Committee establishes cash bonus award guidelines based on the Company's earnings. For fiscal 2000, the Company adopted an incentive plan for all officers, including executive officers, pursuant to which a bonus was paid to the Company's President, two Executive Vice Presidents, and six Vice Presidents; subject, however, to discretionary authority of the Board of Directors and the Compensation Committee to vary the amounts or percentages paid based on extraordinary performance, achievement of (or failure to achieve) objectives and other similar factors. For fiscal 2000, bonuses were paid based on the incentive plan as adopted. A separate incentive bonus plan, paid quarterly, was in effect for all other employees employed at least two years.

        EMPLOYEE RETIREMENT PLAN -- 401(K)

        The Company maintains the SkyWest Airlines Employee Retirement Plan (the "Retirement Plan"), which is a defined contribution plan, for the benefit of employees who have completed at least one year of service with the Company. The Retirement Plan is qualified under Sections 401(a) and (k) of the Internal Revenue Code (the "Code").

        The Retirement Plan provides for pre-tax participant contributions and matching contributions by the Company, subject to the requirements of Section 401(k) of the Code. The Company may also make discretionary contributions for participants without regard to participant contributions. Matching contributions totaled $2,448,700 and a discretionary contribution of $2,885,000 was made for fiscal 2000. The Company's officers are not eligible to participate in matching contributions made by the Company.

        Separate accounts are maintained for all contributions and directed by participants among 16 types of investment funds, not including shares of Common Stock.

        All contributions to a participant's account under the Retirement Plan are non-forfeitable. The Retirement Plan permits certain withdrawals and loans during service. Distributions from the Retirement Plan are made upon termination either in a lump sum or in annual installments over a period of up to ten years (but in no event over a period exceeding five years following a participant's death).

        EXECUTIVE DEFERRED COMPENSATION PLAN

        The Company's Executive Deferred Compensation Plan (the "Plan") was adopted by the Compensation Committee on August 7, 1990 and became effective January 1, 1991. Under the terms of the Plan, the Company contributes twelve percent of the compensation paid to the officers of the Company during the prior calendar year to the Plan. Under the Plan, the Company maintains split dollar life insurance policies on the lives of participants. The officer is the owner of such policies and the Company is responsible for payment of premiums. The premiums are recoverable by the Company and will be paid to each participant as deferred compensation following termination of employment. The earnings under the policies and death proceeds of policies will be paid to participants or to a designated beneficiary. Participants in this Plan are not eligible for matching contributions under the Company's 401(k) Plan.

        STOCK OPTION PLANS

        The Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan was adopted by the Board of Directors in April 1991 (the "1991 Plan") and approved by the shareholders of the Company in August 1991. The Plan provides for the grant of options to purchase shares of Common Stock, which may be either incentive stock options ("Incentive Stock Options"), as that term is defined in the Code, or non-statutory stock options ("Non-statutory Options"). Options under the 1991 Plan are granted by the Compensation Committee. The maximum number of shares of Common Stock available for issuance upon exercise of Options under the 1991 Plan is 3,000,000. Directors, managers, key employees and others who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Compensation Committee, would benefit the Company, are eligible to receive Options under the 1991 Plan.

        The Compensation Committee has complete authority to determine the persons to whom and the time or times at which grants of Options will be made, whether such Options will be Incentive Stock Options or Non-statutory Options, the exercise price, term, restrictions on exercise and transferability and vesting schedules, all of which are set forth in a Stock Option Agreement. In no event, however, shall the exercise price of an Incentive Stock Option be less than the fair market value of a share of Common Stock on the date of grant or exercisable after the expiration of ten years from the date of grant and no Option shall be exercisable before six months have lapsed from the date of grant (except in the case of death or disability). In considering the grant of Options to executive officers, the Compensation Committee takes into consideration such factors as the projected value of the Common Stock in the future based on the Company obtaining its performance goals, the executive officers' current salary and the overall performance of the Company. The Compensation Committee attempts to award Options in an amount that will provide executive officers with Options that will have a value in the future equal to a targeted percentage of the officers' base salary if the Company's performance goals are met during the vesting period.

        As discussed in Proposal No. 3 herein, on May 9, 2000, the Board of Directors adopted the Executive Plan, subject to shareholder approval. If approved by the shareholders at the Annual Meeting, the Executive Plan would replace the 1991 Plan effective January 1, 2001.

        CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2000

        Using the process and criteria discussed above, effective July 1, 1999 the Compensation Committee recommended and the Board established Jerry C. Atkin's annual base salary at $280,000 and established guidelines for the payment of an annual bonus award, based on the Company's net income and also subject to achieving other non-financial objectives. After the end of fiscal 2000, the Compensation Committee awarded Mr. Atkin a $377,000 bonus based on the Company's exceptional performance during the year. During fiscal 2000, the Compensation Committee also awarded to Mr. Atkin options to purchase up to 104,000 shares of Common Stock, based on the criteria described above.

                             COMPENSATION COMMITTEE

                                 J. Ralph Atkin
                              Steven F. Udvar-Hazy
                                 Hyrum W. Smith
                                 Henry J. Eyring

                                PERFORMANCE GRAPH

        Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock against the five year-cumulative total return on the Composite Index for NASDAQ Stock Market (US Companies) and an Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, and includes regional airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

                          TOTAL RETURN TO STOCKHOLDERS
                      (Assumes $100 investment on 3/31/95)

                                                         NASDAQ
TOTAL RETURN ANALYSIS     SKYWEST INC.    PEER GROUP    COMPOSITE
3/31/95                     100.00          100.00        100.00
3/29/96                      89.49          182.65        135.72
3/31/97                      89.97          129.01        150.87
3/31/98                     254.89          210.76        228.97
3/31/99                     404.93          329.15        302.55
3/31/00                     551.88          348.26        563.46


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company and Delta Air Lines, Inc. ("Delta") operate under a joint marketing and code-sharing agreement under which the Company uses the Delta two-letter designator code ("DL") in displaying its schedules on certain flights in the automated airline reservation systems used throughout the industry. As of March 31, 2000, Delta owned 3,107,798 shares of Common Stock, which represents approximately 12.6% of the outstanding shares of Common Stock. The Company leases various terminal facilities from Delta and Delta provides certain services to the Company, including advertising, reservation and ground handling services. Expenses paid to Delta under these agreements were approximately $6,475,000, $8,409,000 and $8,893,000 during the years ended March 31, 2000,
1999 and 1998, respectively. The Company had a net payable to Delta of $1,546,000 as of March 31, 2000 and a net receivable from Delta of $761,000 as of March 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of June 30, 2000, information with respect to the shares of Common Stock owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                                      MOUNT AND NATURE
                                                                       OF BENEFICIAL      PERCENTAGE
              NAME AND ADDRESS OF BENEFICIAL OWNERS                     A OWNERSHIP       OF CLASS(1)
-----------------------------------------------------------------     ----------------    ---------
Delta Air Lines Holdings, Inc....................................         3,107,798         12.5%
   Hartsfield Atlanta International Airport
   Atlanta, Georgia  30320

Nicholas-Applegate Capital Management............................         1,353,243          5.5%
   600 West Broadway, 29th Floor
   San Diego, California  92101

Jerry C. Atkin(2)................................................         1,029,828(3)       4.1%

Sidney J. Atkin(2)...............................................           888,464(4)       3.6%

Mervyn K. Cox(2).................................................           332,500(5)       1.3%

Bradford R. Rich ................................................            64,401(6)        *

Ron B. Reber ....................................................            63,026(7)        *

Ian M. Cumming(2) ...............................................            34,000(5)        *

Steven Udvar-Hazy(2).............................................            16,500(8)        *

Hyrum W. Smith(2) ...............................................            16,000(5)        *

Robert J. Sarver(2) .............................................             8,500           *

Henry J. Eyring(2) ..............................................             8,100(8)        *

Ralph J. Atkin(2)                                                             4,000(8)        *

All Officers and Directors, as a group (11persons)...............         2,465,319(9)       9.8%

----------------------
 *    Represents less than 1% of total outstanding shares

(1)   Based on total outstanding shares of 24,784,497 as of June 30, 2000.

(2)   Director and nominee for director.

(3) Includes 414,470 shares held separately by Carolyn J. Atkin, his wife, and 105,000 shares issuable upon exercise of options.

(4) Includes 604,000 shares held by a family limited partnership of which Mr. Atkin and his wife are the general partners, 265,744 shares held by Mr. Atkin as trustee of a trust for the benefit of his family, 10,720 shares held by his wife and 8,000 shares issuable upon exercise of options.

(5)   Includes 16,000 shares issuable upon exercise of options.

(6)   Includes 63,000 shares issuable upon exercise of options.

(7)   Includes 38,000 shares issuable upon exercise of options.

(8)   Includes 4,000 shares issuable upon exercise of options.

(9)   Includes 274,000 shares issuable upon exercise of options.

     PROPOSAL NO. 2 - AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has proposed to amend the Articles of Incorporation of the Company for the purpose of increasing the number of shares of Common Stock authorized for issuance by the Company from 40,000,000 shares to 120,000,000 shares. As of June 30, 2000, 24,787,497 shares of Common Stock were issued and outstanding, and 15,212,503 shares remained unissued. Of the unissued shares of Common Stock, there are 1,689,250 shares reserved for issuance upon the exercise of outstanding options, warrants and other convertible securities. If the proposal to increase the number of shares of Common Stock is adopted, an additional 80,000,000 shares of Common Stock would be available for future issuance. The purpose of the proposal to increase the authorized number of shares of Common Stock is to provide additional shares of Common Stock that could be issued for corporate purposes without further shareholder approval unless required by applicable law or regulation. Uses for the newly authorized shares could include effecting acquisitions of other businesses or assets through the issuance of shares of Common Stock (although no acquisitions are presently pending or proposed by management), securing additional financing for the operations of the Company, use in connection with the Company's employee benefit plans, or subdividing outstanding shares of Common Stock through stock splits or dividends.

        The Board does not intend to issue the Common Stock authorized upon the adoption of this proposal except upon terms that the Board of Directors deems to be in the best interests of the Company and its shareholders. If the proposal to amend the Articles of Incorporation of the Company for the purpose of increasing the number of authorized shares of Common Stock is approved, the Board of Directors will possess, generally without the necessity of further shareholder approval, the ability to issue additional authorized shares of Common Stock in its discretion. Future issuances of shares of Common Stock may have the effect of delaying or preventing a change in control of the Company without further action by the shareholders of the Company. The proposal to increase the number of authorized shares of Common Stock has not been submitted by the Board of Directors in response to the perception that the Company may be subject to the threat of an attempt to effect a change in control of the Company. In addition, the issuance of additional shares of Common Stock may, among other things, dilute earnings per share and the equity of the present holders of Common Stock and their voting rights. Holders of the Common Stock have no preemptive rights.

        If the proposal to amend the Articles of Incorporation of the Company for the purpose of increasing the number of authorized shares of Common Stock is adopted, the additional shares will be authorized upon filing of the proper amending documents with the Utah Division of Corporations. The Company also intends to apply for listing on The NASDAQ Stock Market of any additional shares of Common Stock if and when such shares are issued.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                                PROPOSAL NO. 3 -
                 APPROVAL OF THE EXECUTIVE STOCK INCENTIVE PLAN


BACKGROUND

        On May 9, 2000, the Board of Directors adopted the Executive Plan, subject to shareholder approval. If approved by the shareholders at the Annual Meeting, the Executive Plan will become effective on January 1, 2001 and replace the 1991 Plan. Upon the effective date of the Executive Plan, all outstanding options under the 1991 Plan will remain outstanding but no further grants will be made under the 1991 Plan. As of June 13, 2000, there were options outstanding under the 1991 Plan for approximately 1,378,000 shares of Common Stock. The Board of Directors has decided to seek shareholder approval of the Executive Plan so that the compensation paid under the plan can qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and so that the Company may continue to grant incentive stock options which qualify under Code Section 422 to executive employees after April 15, 2001, the latest date on which incentive stock options can be granted under the 1991 Plan.

        The following summary of the material terms of the Executive Plan does not purport to be complete and is qualified in its entirety by the terms of the Executive Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE EXECUTIVE PLAN BE ADOPTED.

PURPOSE OF THE EXECUTIVE PLAN

        The purpose of the Executive Plan is to promote the interests of the Company and its shareholders by providing officers, directors and other key management employees of the Company and its controlled subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interests more closely to the interests of the Company's shareholders. To achieve that purpose, the Executive Plan permits the grant of options to purchase Common Stock (the "Options"), stock appreciation rights with respect to Common Stock ("SARs"), shares of Common Stock subject to restriction and forfeiture to the Company based upon continuing employment and/or attainment of designated performance goals (the "Restricted Shares"), and units representing the future right to receive cash and/or shares of Common Stock upon the achievement of designated performance goals (the "Performance Units")(collectively such Options, rights, shares and units are referred to as "Awards").

ADMINISTRATION OF THE EXECUTIVE PLAN

        The Compensation Committee will administer the Executive Plan. The Compensation Committee is composed of "non-employee directors" within the meaning of the Securities and Exchange Act of 1934, as amended (the "Act") and "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee will have the power in its discretion to grant Awards under the Executive Plan, to select the individuals to whom Awards are granted, to determine the terms thereof, to interpret the provisions of the Executive Plan and to otherwise administer the plan. All Awards will be evidenced by a written agreement between the Company and the grantee setting forth the terms of the Award. The Executive Plan provides that no member of the Compensation Committee will be liable for any action or determination made in good faith with respect to the Executive Plan and that the Company will indemnify and hold harmless each Compensation Committee member with respect to actions and determinations taken or made in good faith.

SHARES SUBJECT TO THE EXECUTIVE PLAN

        The maximum number of shares of Common Stock that may be delivered during the term of the Executive Plan under all Awards is 2,000,000 shares, plus any shares of Common Stock which are subject to options issued under the 1991 Plan to the extent that those options are forfeited, expire, or are canceled without delivery of shares of Common Stock after December 31, 2000.

        The number of shares of Common Stock with respect to which Awards may be granted in any calendar year (the "Annual Limit") will not exceed the sum of:
(a) one percent (1%) of the total issued and outstanding shares of Common Stock at the beginning of the year (the "Annual One Percent Limit"), subject to adjustment as described below; plus (b) such additional number of shares of Common Stock as the Compensation Committee determines, not to exceed, on a cumulative basis for all calendar years, four percent (4%) of the outstanding shares of Common Stock on January 1 of the calendar year in question. To the extent that Awards granted with respect to shares of Common Stock in any calendar year beginning with 2001 are less than the Annual One Percent Limit for that calendar year, the unused portion of the Annual One Percent Limit (expressed in terms of percentage points, not number of shares) shall be carried forward and added to the Annual One Percent Limit for each succeeding calendar year until fully utilized.

        No employee may be granted in any calendar year Awards covering more than 250,000 shares of Common Stock or Performance Units providing for cash payments in excess of $500,000.

        The number and class of shares available under the Executive Plan (including the aggregate, annual and individual limits described above) and/or the number, class and exercise price of shares subject to outstanding Awards may be adjusted in such manner as the Compensation Committee determines to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company, including reorganizations, mergers, recapitalizations, consolidations, spin-offs, stock splits, stock dividends, or other events resulting in the consolidation or subdivision of shares. Shares of the Common Stock attributable to: (a) unexercised Options which expire or are terminated, surrendered or canceled (other than in connection with the exercise of Tandem SARs); (b) Restricted Shares which are forfeited to the Company; (c) Performance Units which are not earned and paid; and (d) Awards settled in cash in lieu of shares of Common Stock, will be available for subsequent Award under the Executive Plan.

ELIGIBILITY AND PARTICIPATION

        Eligibility to participate in the Executive Plan is limited to those officers, directors and executive and key management employees of the Company and its controlled subsidiaries who are selected by the Compensation Committee. Currently, approximately 20 employees and non-employee directors of the Company and its subsidiaries are within the class eligible to participate in the Executive Plan.

OPTIONS AND SARS

        The Compensation Committee may grant Incentive Stock Options ("ISOs") and Non-statutory Options ("NSOs") to eligible employees, and may grant NSOs to non-employee directors. SARs may be granted to both employees and non-employee directors. The Compensation Committee will have complete discretion, subject to the terms of the Executive Plan, to determine the persons to whom Options and/or SARs will be awarded, the time or times of grant, and the other terms and conditions of the Award. SARs may be awarded either in tandem with Options ("Tandem SARs") or on a stand-alone basis ("Nontandem SARs"). The Compensation Committee may award Tandem SARs at the time the related Option is granted or, in the case of NSOs, at any later time prior to the exercise, termination or expiration of the related Option.

OPTION AND SAR EXERCISE PRICE AND VESTING

        The Compensation Committee will determine the exercise price with respect to each Option at the time of grant. The exercise price applicable to an Option shall also apply in determining the base price per share for any Tandem SAR granted with respect to the Option. At the time of grant of a Nontandem SAR, the Compensation Committee will specify the base price per share to be used in determining the amount of cash or number of shares of Common Stock paid upon the exercise of the SAR. Neither the Option exercise price per share of Common Stock nor the base price of any SAR will be less than 100% of the fair market value per share of the Common Stock underlying the Award on the date of grant. The Compensation Committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable.

SPECIAL LIMITATIONS ON ISOS

        No ISO may be granted to an employee who owns at the time of the grant stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Shareholder") unless the exercise price for each share of Common Stock subject to such ISO is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs' grant. ISOs may not be granted more than ten years after the date of adoption of the Executive Plan by the Board of Directors.

EXERCISE OF OPTIONS AND SARS

        An Option may be exercised by written notice to the Secretary of the Company at its corporate headquarters stating the number of shares of Common Stock with respect to which the Option is being exercised. Notice of exercise must be accompanied by payment in cash of the applicable Option exercise price plus all withholding taxes due. The Compensation Committee may, in its discretion, accept payment of the exercise price through the alternative means of: (a) the tender of previously owned shares of the Common Stock (valued at their fair market value on the date of exercise), (b) the contemporaneous sale by a third party broker of shares of Common Stock acquired upon exercise yielding a net sales price equal to the exercise price due and the remission of those sale proceeds to the Company, or (c) the retention by the Company of shares otherwise deliverable upon exercise having a fair market value at the time of exercise equal to the exercise price due.

        The Compensation Committee may also provide at the time of grant of an Option that the grantee is entitled to a reload option ("Reload Option") in the event that he or she surrenders other shares of Common Stock which have been held for more than six months to pay all or any portion of the exercise price or applicable withholding taxes. Any such Reload Option will: (a) be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original Option; (b) have an expiration date that is the same as the expiration date of the original Option; and (c) have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original Option.

EXERCISE OF SARS

        SARs may be exercised in the same manner as Options. Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Compensation Committee (which period may expire prior to the expiration date of the related Option). Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the employee will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (a) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option; multiplied by (b) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the employee will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (a) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR; multiplied by (b) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or any portion of the Company's obligation to a grantee in respect of the exercise of a SAR to be satisfied in cash in lieu of shares of Common Stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

TRANSFERABILITY OF OPTIONS AND SARS

        Options and SARs may not be transferred except by will or applicable laws of descent and distribution; provided, however, that the Compensation Committee in its discretion may permit a grantee to sell or make gifts of NSOs to certain family members.

TERMINATION OF OPTIONS AND SARS

        Except as the applicable Award agreement may otherwise provide, Options and SARs that have become exercisable may be exercised not later than three months after the termination of the grantee's employment or non-employee directorship (other than by death or total disability). Unless otherwise provided in the Award agreement, upon the death or total disability of an employee or non-employee director while engaged by the Company or its subsidiaries (or upon death within three months after termination), Options and SARs, to the extent then exercisable, shall remain exercisable for one year following the date of death or beginning of total disability. In no event, however, may any ISO be exercised more than ten years from the date of grant, and an ISO that is held by a 10% Shareholder may not be exercised more than five years from the date of grant. To the extent not exercised by the applicable deadline the Option or SAR will terminate.

RESTRICTED SHARES

        The Compensation Committee may award Restricted Shares to employees. Restricted Shares granted may not be sold, transferred, pledged or otherwise encumbered or disposed of, and will not vest, during the restricted period established by the Compensation Committee. To the extent provided by the Committee at the time of grant, Restricted Shares also may not be sold, transferred, pledged or otherwise encumbered, and will not vest, until the satisfaction of specified performance objectives intended to satisfy the requirements of Code Section 162(m) for performance based compensation ("Performance Goals"). All Restricted Shares may be held in escrow in accordance with the terms of the Award agreement until vested. The Compensation Committee may determine at the time of grant whether dividends declared with respect to Restricted Shares will be paid to the grantee or held in escrow for his or her account until the underlying shares vest. Dividends deferred will be paid to the grantee when the Restricted Shares vest or will be forfeited if the Restricted Shares lapse.

        Performance Goals, if any, will be determined by the Plan Committee and will be based on any one or more of the following factors, measured at the Company or, if so designated, subsidiary or divisional level: price of Common Stock, total shareholder return, return on equity, return on investment, return on capital, economic profit, net income or profit, operating income, operating income margin, net income margin, sales, sales growth, net sales, cash flow, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share, operating expenses, and market share. Any Performance Goals designated by the Compensation Committee will have a minimum performance standard below which no payments will be made and a maximum performance standard above which no additional payments will be made. Achievement of Performance Goals shall be measured over a specified performance period set forth in the Award agreement. The Performance Goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. The Performance Goals and determination of results will be based entirely on financial measures.

PERFORMANCE UNITS

        The Compensation Committee may award Performance Units to employees. Performance Units will have a specified formula value and will vest based on the attainment of designated Performance Goals over a specified performance period. Such formula value may, but need not be, denominated in or based on the value of a designated number of shares of Common Stock. Performance Units will be credited to an account established and maintained for the employee. The Compensation Committee will determine performance periods and Performance Goals in connection with each grant of Performance Units. Payment with respect to vested Performance Units may be made in cash, shares of Common Stock, or any combination thereof, as determined by the Compensation Committee. Except as the Plan Committee may provide at the time of grant, holders of Performance Units will not have the rights of a shareholder, such as the right to vote the shares or receive dividends and other distributions. Performance Units may not be transferred in any manner and will lapse if the designated Performance Goals are not attained within the applicable performance period.

DIVIDEND EQUIVALENT RIGHTS

        In conjunction with any Option or SAR that is payable in shares of Common Stock, the Compensation Committee may provide in the applicable Award agreement for "dividend equivalent rights." Dividend equivalent rights will entitle the grantee to receive in cash or shares, as determined by the Committee, upon exercise of the Award or at such other time as the Compensation Committee specifies, an additional amount based on the dividends that would have been received on the underlying shares had they been issued at the time of grant.

CHANGE IN CONTROL

        In the event of a Change in Control (as defined below), all Awards outstanding on the date immediately preceding such Change in Control, including Awards subject to Performance Goals that have not yet been met, will become fully vested, free of restriction and exercisable unless otherwise expressly provided in the applicable Award agreement. The Compensation Committee may require that any Options remaining unexercised at the time of the Change in Control be cashed out at their then fair market value or, in the case of a merger, consolidation or share exchange, converted into fully vested Options to acquire shares of the acquiring corporation ("Acquiror Options") provided the Acquiror Options have a value immediately after the Change in Control equal to the value of the converted Options immediately prior to the Change in Control.

        A "Change in Control" is deemed to occur under the Executive Plan: (a) any person or group obtains shares possessing 50% or more of the voting rights of all shares of the Company; (b) the incumbent members of the Board of Directors at the beginning of any two year period (plus any additional directors who have been nominated by at least two-thirds of those incumbent directors and elected during the two year period) no longer constitute a majority of the Board at any time during the two-year period; (c) the shareholders of the Company approve the merger or consolidation of the Company with another entity, the sale of all or substantially all of the Company's assets to another entity or the recapitalization of the Company, unless a majority of the equity voting interests in the surviving or acquiring entity after such business transactions are held by the same persons who held Common Stock immediately prior to the transfer; or (d) the shareholders approve the liquidation of the Company.

TAX WITHHOLDING

        The Compensation Committee may require payment, or withhold from payments made under the Executive Plan, in order to satisfy all applicable withholding tax requirements. All withholding taxes must be satisfied in cash unless the Compensation Committee permits withholding taxes to be paid in another manner.

TERM OF THE EXECUTIVE PLAN

        Unless earlier terminated by the Board of Directors, the Executive Plan will terminate on May 8, 2010.

AMENDMENT AND TERMINATION

        The Board of Directors may suspend, amend, modify or terminate the Executive Plan at any time; provided, however, that the approval of the Company's shareholders is required with respect to any amendment that would increase the aggregate number of shares of Common Stock that may be issued under the Executive Plan.

Awards granted prior to a termination of the Executive Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the Executive Plan shall adversely affect outstanding Awards without the grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES

OPTIONS

        Grant of Options. There will be no federal income tax consequences to the grantee of an Option or the Company upon the grant of either an ISO or an NSO under the Executive Plan.

        Exercise of NSOs. Upon exercise of an NSO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (b) the exercise price paid for those shares. Subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount. Gains or losses recognized by the grantee on a subsequent disposition of the shares will be treated as long term capital gain or loss if the shares are held more than a year from the date of exercise or short term gain or loss if held one year or less. For purposes of computing such gain or loss the grantee's basis in his shares will be the exercise price paid for those shares.

        A grantee's gift of a NSO to a family member will have no immediate income tax consequences to the Company, the grantee or the family member. Upon the subsequent exercise of the transferred NSO by the family member, the grantee will realize ordinary compensation income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the family member may subsequently sell the shares will be treated as capital gain or loss to the family member, long-term or short-term depending on the length of time the shares have been held by the family member.

        Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes provided the grantee was continuously employed by the Company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of death or total disability).

        The exercise of an ISO will, however, result in an alternative minimum tax adjustment for the year of exercise in an amount equal to the excess of the exercise price paid over the fair market value of the shares received. That adjustment may result in alternative minimum tax liability to the grantee upon exercise of the ISO. Alternative minimum tax paid in one year generally can be carried forward and credited against regular federal income tax liability for subsequent years.

        If the grantee retains the shares acquired by exercise of the ISO for more than both two years from the date of grant and one year from the date of exercise, the gain on any later sale of the shares will be treated as long-term capital gain and the Company will not be entitled to any tax deduction with respect to the ISO. If the grantee sells or transfers by gift (other than on account of death) shares of Common Stock received upon exercise of an ISO before expiration of both of the holding periods outlined above, the grantee will have ordinary compensation income, and the Company will have a corresponding deduction, at the time of such disposition (a "Disqualifying Disposition"). The amount of ordinary income and deduction will equal to the lesser of: (a) the fair market value of the shares of Common Stock on the date of exercise minus the option price; or (b) if the disposition is a sale or other transfer in which taxable income or loss is otherwise recognized (i.e., not a gift), the amount realized on disposition minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be capital gain. If the amount realized on the subsequent sale is less than the value of the shares on the exercise date, the shortfall will be capital loss. The Company's entitlement to a deduction upon a Disqualifying Disposition is subject to the limits of Section 162(m) of the Code and the requirement that the Company satisfy applicable reporting requirements.

STOCK APPRECIATION RIGHTS

        There will be no federal income tax consequences to either the grantee or the Company upon the grant of an SAR. However, the grantee generally will recognize ordinary compensation income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of the Common Stock received upon exercise. Subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the grantee's taxable income. Any shares of Common Stock received by the grantee upon exercise of a SAR will take a tax basis equal to their fair market value on the date of exercise. Upon a subsequent sale of those shares any gain or loss realized will be capital gain or loss, long term or short term depending upon whether held for more than one year from the date of exercise.

RESTRICTED SHARES

        There will be no federal income tax consequences to either the grantee or the Company upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any Performance Goals or other conditions applicable to the Restricted Shares. At that time, the grantee generally will recognize ordinary income, taxable as compensation, equal to the then fair market value for the shares of Common Stock and, subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. The grantee, however, may elect under Code Section 83(b) by written notice to the Internal Revenue Service and the Company given within thirty days after the date of grant, to recognize ordinary compensation income as of the date of grant, in which case the Company generally will be entitled to a corresponding deduction at that time. If the Code Section 83(b) election is not made, cash dividends paid to the grantee will be taxable dividend income to him or her when paid, but the Company will not be entitled to any corresponding deduction; and if such election has not been made, the grantee will have taxable compensation income and the Company will generally have a corresponding deduction when the dividends are paid.

        Upon a subsequent sale of Restricted Shares, any gain or loss realized by the grantee will be capital gain or loss, long term or short term depending upon whether held for more than one year from the date of grant. The basis of the Restricted Shares sold for purposes of calculating gain or loss will be fair market value of those shares at the time of grant if an effective Code Section 83(b) election is made or at the time of vesting if such an election is not made.

PERFORMANCE UNITS

        There will be no federal income tax consequences to the grantee or the Company upon the grant of Performance Units. Grantees generally will recognize ordinary income, taxable as compensation, at the time payment for the Performance Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock received. Subject to Section 162(m) of the Code and the Company satisfying applicable, reporting requirements, the Company will be entitled to a deduction equal to the amount included in the grantee's income at that time.

SECTION 162(M) LIMITATION

        Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the Named Executive Officers that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. The Company believes that the Options and SARs to be granted under the Executive Plan will qualify for the performance-based compensation exception to the deduction limit because the compensation is based solely on an increase in value of the stock after the date of the Award. Grants of Restricted Shares, Performance Units should also qualify for this exception provided the compensation is determined solely by increases in the value of the Common Stock or is contingent on attaining one or more Performance Goals.

GOLDEN PARACHUTE TAX

        If an Award is accelerated as a result of a Change in Control, all or a portion of the value of the Award at that time may be a parachute payment for purposes of the Code's provisions relating to excess parachute payments. Those provisions generally provide that if parachute payments equal or exceed three times an Award holder's average W-2 compensation for the five tax years preceding the year of the Change in Control, the Company will lose its deduction and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payments in excess of such historical average compensation.

VALUE OF BENEFITS

        Because the Compensation Committee has complete discretion to determine the number and selection of Award recipients as well as the number, types, vesting requirements and other terms of all Awards, and because the future value of Common Stock is uncertain, it is not possible to determine the benefits or amounts, if any, that will be received by or allocated to any person under the Executive Plan.

CERTAIN INTERESTS OF DIRECTORS

        In considering the recommendation of the Board of Directors with respect to the Executive Plan, shareholders should be aware that members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with the proposal to approve the Executive Plan. As discussed above, directors will be eligible for the grant of Awards under the Executive Plan. Nevertheless, the Board of Directors believes that approval of the Executive Plan will advance the interests of the Company and its shareholders by encouraging officers, key employees and directors to make significant contributions to the long term success of the Company.

REQUIRED VOTE

        Approval of the Executive Plan requires the affirmative vote of a majority of the total voting power represented by the outstanding shares of the Common Stock present or represented at the Annual Meeting and entitled to vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXECUTIVE PLAN


                                PROPOSAL NO. 4 -
                 APPROVAL OF THE 2001 ALLSHARE STOCK OPTION PLAN


BACKGROUND

        On May 9, 2000, the Board of Directors adopted the 2001 Allshare Plan, subject to shareholder approval. If approved by the shareholders at the Annual Meeting, the 2001 Allshare Plan will become effective on January 1,

2001 and replace the Company's Allshare Incentive Stock Option Plan that was adopted by the Company in 1995 (the "1995 Plan"). Upon the effective date of the 2001 Allshare Plan, any options then outstanding under the 1995 Plan will remain outstanding but no further options will be granted under the 1995 Plan. As of June 13, 2000 there were options for approximately 311,250 shares of Common Stock outstanding under the 1995 Plan. The Board of Directors has decided to seek shareholder approval of the 2001 Allshare Plan so that the compensation paid under the plan can qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and so that the Company may continue to grant options under the 2001 Allshare Plan to employees which qualify under Code Section 422 as incentive stock options.

        The following summary of the material terms of the 2001 Allshare Plan does not purport to be complete and is qualified in its entirety by the terms of the 2001 Allshare Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE 2001 ALLSHARE PLAN BE ADOPTED.

PURPOSE OF THE 2001 ALLSHARE PLAN

        The purpose of the 2001 Allshare Plan is to promote the interests of the Company and its shareholders by providing Company employees and employees of the Company's controlled subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interests more closely to the interests of the Company's shareholders. To achieve that purpose, the 2001 Allshare Plan permits the grant of options to purchase Common Stock ("Allshare Options" or "Allshare Awards").

ADMINISTRATION OF THE 2001 ALLSHARE PLAN

        Except as noted below, the Compensation Committee will administer the 2001 Allshare Plan. The Compensation Committee is composed of "non-employee directors" within the meaning of the Act and "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee will have the power in its discretion to grant Allshare Awards under the 2001 Allshare Plan, to select the individuals to whom Allshare Awards will be granted, to determine the terms thereof, to interpret the provisions of the 2001 Allshare Plan and to otherwise administer the 2001 Allshare Plan.

        To facilitate and expedite the granting a limited number of Allshare Options to newly hired employees (other than executive officers, "insiders" within the meaning of Section 16 of the '34 Act and "covered employees" within the meaning of Code Section 162(m)), the Board of Directors may delegate a portion of the Compensation Committee's authority with respect to the 2001 Allshare Plan to a separate subcommittee (the "Subcommittee") consisting of two or more directors, at least one of whom will be a member of the Compensation Committee. The delegation of Allshare Option granting authority to such a Subcommittee will be within such limitations and subject to such Compensation Committee oversight as the Board of Directors prescribes.

        All Allshare Awards will be evidenced by a written agreement between the Company and the grantee setting forth the terms of the Allshare Award. The 2001 Allshare Plan provides that no member of the Board of Directors will be liable for any action or determination made in good faith with respect to the 2001 Allshare Plan and provides that the Company will indemnify and hold harmless each Board member with respect to actions and determinations taken or made in good faith with respect to the 2001 Allshare Plan.

SHARES SUBJECT TO THE 2001 ALLSHARE PLAN

        The maximum number of shares of Common Stock that may be delivered in the aggregate during the term of the 2001 Allshare Plan upon the grant and/or exercise of all Allshare Awards is 2,000,000 shares, plus any shares of Common Stock which are subject to options issued under the 1995 Plan to the extent that those options are forfeited, expire, or are canceled without delivery of shares of Common Stock after December 31, 2000.

        The aggregate number of shares with respect to which Allshare Options may be issued under the 2001 Allshare Plan in any calendar year is limited to the Annual One Percent Limit, subject to adjustment as described below. To the extent that Allshare Options granted with respect to shares of Common Stock in any calendar year beginning with 2001 are less than the Annual One Percent Limit for that calendar year, the unused portion of the

Annual One Percent Limit (expressed in terms of percentage points, not number of shares) shall be carried forward and added to the Annual One Percent Limit for each succeeding calendar years until fully utilized. No employee may be granted in any calendar year and in the aggregate Allshare Options covering more than 200,000 shares of the Common Stock under the 2001 Allshare Plan.

        The number and class of shares available under the 2001 Allshare Plan (including aggregate, annual and individual limits) and/or the number, class and exercise price of shares subject to outstanding Allshare Options may be adjusted by the Compensation Committee in such manner as it determines to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company, including reorganizations, mergers, recapitalizations, consolidations, spin-offs, stock splits, stock dividends, or other events resulting in the consolidation or subdivision of shares. Shares of the Common Stock attributable to unexercised Allshare Options that expire or are terminated, surrendered or canceled will be available for subsequent award under the 2001 Allshare Plan.

ELIGIBILITY AND PARTICIPATION

        Eligibility to participate in the 2001 Allshare Plan is limited to all employees of the Company and its controlled subsidiaries. An employee may be a participant in both the 2001 Allshare Plan and the Executive Plan. The Compensation Committee (or Subcommittee, if applicable) will select the employees who are eligible for grants under the 2001 Allshare Plan. Currently, approximately 3,500 employees are within the class eligible to participate in the Executive Plan.

OPTIONS

        The Compensation Committee (or Subcommittee, if applicable) may grant ISOs and NSOs to eligible employees. The Compensation Committee (or Subcommittee, if applicable) will have complete discretion, subject to the terms of the 2001 Allshare Plan, to determine the persons to whom Allshare Options will be awarded, the time or times of grant, and the other terms and conditions of the Allshare Awards.

        The Compensation Committee (or Subcommittee, if applicable) will determine the exercise price with respect to each Allshare Option at the time of grant. The exercise price per share of Common Stock under any Allshare Option will not be less than 100% of the fair market value per share of the Common Stock underlying the Allshare Award on the date of grant. The Compensation Committee (or Subcommittee, if applicable )will also determine at the time of grant the terms under which Allshare Options shall vest and become exercisable.

        No ISO may be granted to an employee who owns at the time of the grant stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Shareholder") unless the exercise price for each share of Common Stock subject to such ISO is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs' grant. ISOs may not be granted more than ten years after the date of adoption of the 2001 Allshare Plan by the Board of Directors.

        An Allshare Option may be exercised by written notice to the Secretary of the Company at its corporate headquarters stating the number of shares of Common Stock with respect to which the Allshare Option is being exercised. Notice of exercise must be accompanied by payment in cash of the applicable Allshare Option exercise price plus all withholding taxes due. The Compensation Committee may, in its discretion, accept payment of the exercise price through the alternative means of: (a) the tender of previously owned shares of the Common Stock (valued at their fair market value on the date of exercise), (b) the contemporaneous sale by a third party broker of shares of Common Stock acquired upon exercise yielding a net sales price equal to the exercise price due and the remission of those sale proceeds to the Company, or (c) the retention by the Company of shares otherwise deliverable upon exercise having a fair market value at the time of exercise equal to the exercise price due. Allshare Options may not be transferred except by will or applicable laws of descent and distribution.

        Except as may otherwise be provide in the applicable Allshare Award agreement, Allshare Options may be exercised not later than three months after the termination of the grantee's employment (other than by death or total disability) to the extent then exercisable. Unless otherwise provided in the Allshare Award agreement, upon the death or total disability of an employee while engaged by the Company or its subsidiaries (or upon death within three months after termination), Allshare Options, to the extent then exercisable, shall remain exercisable for one year following the date of death or beginning of total disability. In no event, however, may any ISO be exercised more than ten years from the date of grant, and an ISO that is held by a 10% Shareholder may not be exercised more than five years from the date of grant.

CHANGE IN CONTROL

        To the extent provided in the applicable Allshare Award agreement, upon a Change in Control, any Allshare Options outstanding on the date immediately preceding such Change in Control shall become fully vested and exercisable. The Compensation Committee may require that any Allshare Options remaining unexercised upon a Change in Control, whether or not otherwise vested, be cashed out at their then fair market value or, in the case of a merger, consolidation or share exchange, converted into Acquiror Options provided the Acquiror Options have a value immediately after the Change in Control equal to the value of the converted Allshare Options immediately prior to the Change in Control.

TAX WITHHOLDING

        The Compensation Committee may require payment, or withhold from payments made under the 2001 Allshare Plan, in order to satisfy all applicable withholding tax requirements. All withholding taxes must be satisfied in cash unless the Compensation Committee permits withholding taxes to be paid in another manner.

TERM OF THE 2001 ALLSHARE PLAN

        Unless earlier terminated by the Board of Directors, the 2001 Allshare Plan will terminate on May 8, 2010.



AMENDMENT AND TERMINATION

        The Board of Directors may suspend, amend, modify or terminate the Executive Plan at any time; provided, however, that the Company's shareholders shall be required to approve any amendment that would increase the aggregate number of shares that may be issued under the 2001 Allshare Plan.

        Allshare Awards granted prior to a termination of the 2001 Allshare Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2001 Allshare Plan shall adversely affect outstanding Allshare Awards without the grantee's consent.


FEDERAL INCOME TAX CONSEQUENCES

OPTIONS

        Grant of Options. There will be no federal income tax consequences to the grantee of an Allshare Option or the Company upon the grant of either an ISO or an NSO under the 2001 Allshare Plan.

        Exercise of NSOs. Upon exercise of an NSO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (ii) the exercise price paid for those shares. Subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount. Gains or losses recognized by the grantee on a subsequent disposition of the shares will be treated as long term capital gain or loss if the shares are held more than a year from the date of exercise or short term gain or loss if held one year or less. For purposes of computing such gain or loss the grantee's basis in his shares will be the exercise price paid for those shares.

        Exercise of ISOs. Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes provided the grantee was continuously employed by the Company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of death or total disability).

        The exercise of an ISO will, however, result in an alternative minimum tax adjustment for the year of exercise in an amount equal to the excess of the exercise price paid over the fair market value of the shares received. That adjustment may result in alternative minimum tax liability to the grantee upon exercise of the ISO. Alternative minimum tax paid in one year generally can be carried forward and credited against regular federal income tax liability for subsequent years.

        If the grantee retains the shares acquired by exercise of the ISO for more than both two years from the date of grant and one year from the date of exercise, the gain on any later sale of the shares will be treated as long- term capital gain and the Company will not be entitled to any tax deduction with respect to the ISO. If the grantee sells of transfers by gift (other than on account of death) shares of Common Stock received upon exercise of an ISO before expiration of both of the holding periods outlined above, the grantee will have ordinary compensation income, and the Company will have a corresponding deduction, at the time of such disposition (a "Disqualifying Disposition"). The amount of ordinary income and deduction will equal to the lesser of: (a) the fair market value of the shares of Common Stock on the date of exercise minus the option price; or (b) if the disposition is a sale or other transfer in which taxable income or loss is otherwise recognized (i.e., not a gift), the amount realized on disposition minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be capital gain. If the amount realized on the subsequent sale is less than the value of the shares on the exercise date, the shortfall will be capital loss. The Company's entitlement to a deduction upon a Disqualifying Disposition is subject to the limits of Section 162(m) of the Code and the requirement that the Company satisfy applicable reporting requirements.

SECTION 162(M) LIMITATION

        Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the Named Executive Officers that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. The Company believes that the Allshare Options granted under the 2001Allshare Plan will qualify for the performance-based compensation exception to the deduction limit because the compensation is based solely on an increase in value of the stock after the date of the Allshare Award.

GOLDEN PARACHUTE TAX

        If an Allshare Award is accelerated as a result of a Change in Control, all or a portion of the value of the Allshare Award at that time may be a parachute payment for purposes of the Code's provisions relating to excess parachute payments. Those provisions generally provide that if parachute payments equal or exceed three times an Allshare Award holder's average W-2 compensation for the five tax years preceding the year of the Change in Control, the Company will lose its deduction and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payments in excess of such historical average compensation.

VALUE OF BENEFITS

        Because the Compensation Committee (and Subcommittee, if appointed) will have complete discretion to determine the number and selection of Allshare Award recipients as well as the number, types, vesting requirements and other terms of all Allshare Awards, and because the future value of Common Stock is uncertain, it is not possible to determine the benefits or amounts, if any, that will be received by or allocated to any person under the 2001 Allshare Plan.

CERTAIN INTERESTS OF DIRECTORS

        In considering the recommendation of the Board of Directors with respect to the 2001Allshare Plan, shareholders should be aware that Jerry C. Atkin, the only member of the Board of Directors who is also an employee has certain interests that may present him with conflicts of interest in connection with the proposal to approve the 2001 Allshare Plan. As discussed above, directors who are also employees will be eligible for the grant of Allshare Awards under the 2001 Allshare Plan. Nevertheless, the Board of Directors believes that approval of the 2001 Allshare Plan will advance the interests of the Company and its shareholders by encouraging officers, key employees and directors to make significant contributions to the long term success of the Company.

REQUIRED VOTE

        Approval of the 2001 Allshare Plan requires the affirmative vote of a majority of the total voting power represented by the outstanding shares of the Common Stock present or represented at the Annual Meeting and entitled to vote.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001
                                 ALLSHARE PLAN


                PROPOSAL NO. 5 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the current fiscal year ending March 31, 2001 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Arthur Andersen LLP, whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

        The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Arthur Andersen LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR ENDING MARCH 31, 2001.

                                  OTHER MATTERS

OTHER BUSINESS

        The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxyholders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 2001 ANNUAL MEETING

        Shareholders desiring to submit proposals for the Proxy Statement for the 2001 Annual Meeting will be required to submit them to the Company in writing on or before April 8, 2001. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, SkyWest, Inc., 444 South River Road, St. George, Utah 84790.

                                      PROXY
                                  SkyWest, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of SkyWest, Inc., a Utah corporation (the "Company"), held of record by the undersigned on June 30, 2000 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on Tuesday, August 8, 2000, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

       [ ] FOR all nominees listed below(except as marked to the contrary).

       [ ] WITHOUT AUTHORITY to vote for all nominees listed below.
          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        JERRY C. ATKIN    J. RALPH ATKIN   STEVEN F. UDVAR-HAZY   IAN M. CUMMING
        HENRY J. EYRING    MERVYN K. COX   SIDNEY J. ATKIN        HYRUM W. SMITH
        ROBERT G. SARVER

2. PROPOSAL TO APPROVE an amendment to the Company's Articles of Incorporation to increase the number of shares of the Common Stock of the Company, which the Company is authorized to issue, from 40,000,000 shares to 120,000,000 shares.
        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3.      PROPOSAL TO APPROVE AND ADOPT the SkyWest, Inc. Executive Stock
        Incentive Plan.
        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

4. PROPOSAL TO APPROVE AND ADOPT the SkyWest, Inc. 2001 Allshare Stock Option Plan.
        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

5. PROPOSAL TO RATIFY the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.
        [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE PROPOSAL TO APPROVE AND RATIFY THE AMENDMENT TO THE SENTO CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN DESCRIBED ABOVE.

        Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:_____________________,  2000
                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature if held jointly


        (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)